UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2010
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2010, the Board adopted amendments to the Company’s Bylaws which effectuate various procedural changes regarding the Board’s actions and meetings.  In particular, as a result of the amendments, Article III, Section 2 of the Bylaws now provides for a new time for regular Board meetings and provides that the time and location of Board meetings may be varied by the notices of such meetings.  Article III, Section 2 of the Bylaws was also amended to expressly contemplate that notices to members of the Board and its committees may be given by electronic transmission and that Board meetings may be held using various forms of communications equipment.  In addition, Article III, Section 3 of the Bylaws was amended to expressly contemplate that Board action without a meeting may be effectuated through consent by electronic transmission.  The amendments are effective December 8, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
	3.2	Article III, Sections 2, 3 and 5 of the Bylaws of Caterpillar Inc., as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

December 14, 2010	By:	/s/James B. Buda
James B. Buda
Vice President and Chief Legal Officer